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                                                                   EXHIBIT 10.32

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of January 1, 1995 ("Effective Date") by and between TOKOS MEDICAL CORPORATION (DELAWARE), a Delaware corporation ("TOKOS"), and TERRY P. BAYER ("EMPLOYEE").


                                    RECITAL

         TOKOS desires to employ EMPLOYEE as the President of Tokos Medical Corporation, a California corporation and the principal operating subsidiary for TOKOS ("Tokos (California)"), and EMPLOYEE is willing to accept such employment by TOKOS, on the terms and subject to the conditions set forth in this Agreement.


                                   AGREEMENT

         THE PARTIES AGREE AS FOLLOWS:

         1. Duties. During the term of this Agreement, EMPLOYEE agrees to be employed by and to serve TOKOS as the President of Tokos (California) and TOKOS agrees to employ and retain EMPLOYEE in such capacities. EMPLOYEE shall devote substantially all of her business time, energy, and skill to the business of Tokos (California) and TOKOS and the duties of her position. EMPLOYEE shall report only to TOKOS' Chief Executive Officer; shall observe and abide by all policies of TOKOS and all directives of the Chief Executive Officer and the Board of Directors consistent with her position; and, at all times during the term of this Agreement, shall have powers and duties at least commensurate with her position as the President of Tokos (California). EMPLOYEE's principal place of business with respect to her services to TOKOS shall be in Orange County, California.

         2.      Term of Employment.

                 2.1 Definitions. For purposes of this Agreement the following terms shall have the following meanings:

                          2.1.1   "Termination For Cause" shall mean the
termination by TOKOS of EMPLOYEE's employment with TOKOS as the result of EMPLOYEE's willful misconduct or dishonesty towards, fraud upon, or deliberate injury or attempted injury to TOKOS; EMPLOYEE's willful and continued material breach of this Agreement, or; EMPLOYEE's gross negligence or malfeasance in the performance of her duties and responsibilities, as determined by the good faith decision of the Chief Executive Officer. Notwithstanding the foregoing, EMPLOYEE shall be entitled to appeal the termination and request confirmation thereof from the Board of Directors in the form of a resolution duly adopted by the affirmative vote of not less than a simple majority of the outside directors, provided the outside directors voting constitute a majority of the entire





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membership of the Board of Directors, at a meeting of the Board of Directors duly noticed and held within 45 days of EMPLOYEE's request (after reasonable notice to EMPLOYEE, and opportunity for EMPLOYEE, together with counsel if desired, to be heard before the Board of Directors), which resolution shall state that in the good faith opinion of the Board of Directors, Cause for termination exists, and which shall enumerate with particularity the specific conduct which constitutes Cause. In the event the Board of Directors does not adopt a resolution confirming the termination, then EMPLOYEE shall be reinstated with back pay in such capacities as the Board of Directors may direct. An act, or a failure to act, shall not be considered "willful" if, in the good faith determination of the Board of Directors, it was performed, or omitted, in good faith and with reasonable grounds for belief that the action or omission was in the interest of TOKOS. The EMPLOYEE shall not be deemed to be grossly negligent or malfeasant unless the EMPLOYEE's act or failure to act, in the good faith determination of the Board of Directors was inappropriate and results in a material injury to TOKOS. The Chief Executive Officer may effect a Termination For Cause at any time by providing EMPLOYEE with written notice of such termination. The termination shall be effective as of the date of the notice.

                          2.1.2   "Termination Other Than For Cause" shall mean
termination by TOKOS of EMPLOYEE's employment with TOKOS and shall include (i) termination for performance, incompatibility with TOKOS, other deficiencies or any other reason (other than Cause, a Change in Control, Death or Incapacity) as determined by the Chief Executive Officer, and (ii) constructive termination of EMPLOYEE's employment by reason of (a) a reduction in EMPLOYEE's Base Salary of 10% or more, unless such reduction is part of a cost-savings or similar plan that equally impacts all other similarly situated officers, or (b) a requirement that EMPLOYEE change her principal place of business to a location that is more than 50 miles from her current principal place of business. Notwithstanding the foregoing, in the event of a Termination Other Than For Cause which is initiated by the Chief Executive Officer, EMPLOYEE shall be entitled to appeal the termination and request confirmation thereof from the Board of Directors in the form of a resolution duly adopted by the affirmative vote of not less than a simple majority of the outside directors, provided the outside directors voting constitute a majority of the entire membership of the Board of Directors at a meeting of the Board of Directors duly noticed and held within 45 days of EMPLOYEE's request (after reasonable notice to EMPLOYEE and the opportunity for EMPLOYEE to be heard before the Board of Directors), which resolution shall state that in the good faith opinion of the Board of Directors, EMPLOYEE should be terminated for the reasons articulated by the Chief Executive Officer. In the event the Board of Directors does not adopt a resolution confirming the termination, then EMPLOYEE shall be reinstated in such capacities as the Board of Directors may direct. The Chief Executive Officer may effect a Termination Other Than For Cause at any time by providing EMPLOYEE with written notice of such termination. The EMPLOYEE may also effect a Termination Other Than For Cause at any time one of the above two conditions for constructive termination have been met. The termination shall be effective as of the date of the notice.

                          2.1.3   "Actual Voluntary Termination" shall mean
termination by EMPLOYEE of EMPLOYEE's employment with TOKOS other than (i) "Termination For Cause," (ii) "Termination Other Than For Cause," (iii) "Termination by Reason of Incapacity" or





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"Termination by Reason of Death" and (v) "Termination Upon a Change in Control"
as described in this Agreement.

                          2.1.4   "Termination Upon a Change in Control" shall
mean (i) the termination by TOKOS of EMPLOYEE within 1 year after, or during the 3 months immediately prior to, a "Change in Control," or (ii) the termination by EMPLOYEE of this Agreement with TOKOS within 1 year after a "Change in Control." Either TOKOS or EMPLOYEE may effect a Termination Upon a Change in Control once a "Change in Control" has occurred by providing the other party with written notice of such termination. The termination shall be effective as of the date of such notice.

                          2.1.5   "Change in Control" shall mean (i) the time
that TOKOS first determines that any person and all other persons who constitute a group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act")) have acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of TOKOS' outstanding securities; (ii) the merger, consolidation or reorganization of TOKOS with one or more corporations as a result of which TOKOS is merged out of existence or becomes a subsidiary of another corporation, the sale of all or substantially all of the assets of TOKOS; or
(iii) as a result of any tender or exchange offer, merger, consolidation or other business combination, or any combination of any of the foregoing transactions, the persons who were directors of TOKOS before such transaction cease to constitute a majority of the Board of Directors of TOKOS or of any successor to TOKOS.

                 2.2 Basic Term. The term of employment of EMPLOYEE by TOKOS shall be two (2) years commencing January 1, 1995 through December 31, 1996 unless terminated earlier pursuant to Section 3, which term is subject to renewal upon at least 90 days notice prior to the expiration of the initial or any renewal periods. Therefore, at any time before October 1, 1996, TOKOS and EMPLOYEE may by mutual written agreement renew this Agreement and, thereby, extend EMPLOYEE's employment under the terms of this Agreement for such additional periods as they may agree.

         3.     Termination of Employment.

                 3.1 Termination For Cause. Upon any Termination For Cause, EMPLOYEE shall immediately be paid all accrued salary, bonus compensation to the extent fully earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of TOKOS in which EMPLOYEE is a participant to the full extent of EMPLOYEE's rights under such plans, accrued paid time off ("PTO") pay and any appropriate business expenses incurred by EMPLOYEE in connection with her duties hereunder, all to the date of termination. EMPLOYEE shall not be paid any other compensation or reimbursement of any kind including, without limitation, severance compensation, continued vesting or extended rights to exercise beyond the minimum required by the applicable plan.

                 3.2 Termination Other Than For Cause. Upon any Termination Other Than For Cause, EMPLOYEE shall immediately be paid all accrued salary, bonus compensation calculated





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by pro-rating all achievements and other measuring numbers set forth in the bonus plan for other similarly situated officers as though the year and date ended on the date of termination, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of TOKOS in which EMPLOYEE is a participant to the full extent of EMPLOYEE's rights under such plans, accrued PTO pay and any appropriate business expenses incurred by EMPLOYEE in connection with her duties hereunder, all to the date of termination, and all severance compensation provided in Section 5.1, but no other compensation or reimbursement of any kind.

                 3.3 Termination by Reason of Incapacity. If, during the term of this Agreement, EMPLOYEE, in the reasonable judgment of the Chief Executive Officer of TOKOS, has failed to perform her duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than 6 weeks, TOKOS shall have the right to terminate EMPLOYEE's employment hereunder, such termination to be effective retroactive to the first day of such illness or incapacity, by written notification to EMPLOYEE and payment to EMPLOYEE of all accrued salary, bonus compensation calculated by pro-rating all achievement and other measuring numbers set forth in the bonus plan used for other similarly situated officers for that year as though the year ended on the date of termination, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of TOKOS in which EMPLOYEE is a participant to the full extent of EMPLOYEE's rights under such plans, accrued PTO pay and any appropriate business expenses incurred by EMPLOYEE in connection with her duties hereunder, all to the date of termination, with the exception of medical and dental benefits which shall continue through the expiration of the Agreement and all severance compensation provided in Section 5.2, but no other compensation or reimbursement of any kind.

                 3.4 Termination by Reason of Death. In the event of EMPLOYEE's death during the term of this Agreement, EMPLOYEE's employment shall be deemed to have terminated as of the last day of the month during which her death occurs and TOKOS shall pay to her estate or such beneficiaries as EMPLOYEE may from time to time designate all accrued salary, bonus compensation calculated by pro-rating all achievement and other measuring numbers set forth in the bonus plan used for other similarly situated officers for that year as though the year ended on the date of termination, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of TOKOS in which EMPLOYEE is a participant to the full extent of EMPLOYEE's rights under such plans, accrued PTO pay and any appropriate business expenses incurred by EMPLOYEE in connection with her duties hereunder, all to the date of termination, and all severance compensation provided in Section 5.3, but no other compensation or reimbursement of any kind.

                 3.5 Termination Upon a Change in Control. Upon the occurrence of a Termination Upon a Change in Control, EMPLOYEE shall immediately be paid all accrued salary, bonus compensation calculated by pro-rating all achievement and other measuring numbers set forth in the bonus plan used for other similarly situated officers for that year as though the year ended on the date of the termination, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans





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of TOKOS in which EMPLOYEE is a participant to the full extent of EMPLOYEE's rights under such plans, accrued PTO pay and any appropriate business expenses incurred by EMPLOYEE in connection with her duties hereunder, all to the date of the termination and all severance compensation provided in Section 5.4, but no other compensation or reimbursement of any kind.

                 3.6 Termination Upon Expiration of Agreement. In the event that TOKOS fails or otherwise refuses for any reason (except as otherwise provided herein) to extend this Agreement at least 90 days prior to the initial or any renewal period, EMPLOYEE shall immediately be paid all accrued salary, bonus compensation calculated by pro-rating all achievement and other measuring numbers set forth in the bonus plan for other similarly situated officers as though the year ended on the date of the failure to extend the Agreement, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of TOKOS in which EMPLOYEE is a participant to the full extent of EMPLOYEE's rights under such plans, accrued PTO pay and any appropriate business expenses incurred by EMPLOYEE in connection with her duties hereunder, all to the date of termination and all severance compensation provided in Section 5.5, but no other compensation or reimbursement of any kind.

                 3.7 Actual Voluntary Termination. In the event of an Actual Voluntary Termination, EMPLOYEE shall immediately be paid all accrued salary, bonus compensation to the extent fully earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of TOKOS in which EMPLOYEE is a participant to the full extent of EMPLOYEE's rights under such plans, accrued PTO pay and any appropriate business expenses incurred by EMPLOYEE in connection with her duties hereunder, all to the date of termination. EMPLOYEE shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

         4.      Salary, Benefits and Bonus Compensation.

                 4.1 Base Salary. As payment for the services to be rendered by EMPLOYEE as provided in Section 1 and subject to the terms and conditions of Sections 2 and 3, TOKOS agrees to pay to EMPLOYEE a "Base Salary" for the twelve calendar months beginning January 1, 1995 at the rate of $228,000 per annum payable in equal semi-monthly installments. The Base Salary for each year (or portion thereof) beginning January 1, 1996 shall be determined by the Board of Directors. EMPLOYEE's Base Salary shall be reviewed at least annually by the Compensation Committee of the Board of Directors (the "Compensation Committee").

                 4.2 Bonuses. EMPLOYEE shall be eligible to receive a bonus each year (or portion thereof) during the Base Term and any extensions thereof, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors in accordance with the Plan adopted for Corporate Officers. All such bonuses shall be payable within 60 days after the end of the year to which such bonus relates. All such bonuses shall be reviewed annually by the Compensation Committee of the Board of Directors.





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                 4.3      Additional Benefits.  During the term of this
Agreement, EMPLOYEE shall be entitled to the following fringe benefits:

                          4.3.1   Benefits.  EMPLOYEE shall be eligible to
participate in such of TOKOS' benefits and deferred compensation plans as are now generally available or later made generally available to officers of TOKOS, including, without limitation, Tokos' Incentive Stock Option Plan, 401K, dental and medical plans, PTO, life insurance, personal catastrophe and disability insurance. For purposes of establishing the length of service under any benefit plans or programs of TOKOS, EMPLOYEE's employment with TOKOS will be deemed to have commenced on the date EMPLOYEE commenced services as an employee of TOKOS, to the extent permitted under applicable law and the terms of such plans or programs.

                          4.3.2   Reimbursement for Expenses.  During the term
of this Agreement, TOKOS shall reimburse EMPLOYEE for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by EMPLOYEE in connection with her duties under this Agreement. Any such expenses shall be submitted by EMPLOYEE to TOKOS on a periodic basis, as determined by the Chief Executive Officer, and all such expenses are subject to approval of the Chief Executive Officer.

         5.      Severance Compensation.

                 5.1 Severance Compensation in the Event of a Termination Other Than for Cause. In the event EMPLOYEE's employment is terminated as a result of a Termination Other Than for Cause, EMPLOYEE's Base Salary (at the rate payable at the time of such termination) shall be continued in semi-monthly installments for a period equal to 9 months, plus 2 weeks for each year (or part thereof) of EMPLOYEE's employment by TOKOS up to a maximum of 12 months from the effective date of such termination. Notwithstanding anything in this Section 5.1 to the contrary, EMPLOYEE may, anytime following notification of a Termination Other Than For Cause, submit to the Chief Executive Officer a written request for a lump sum severance payment equal to the total of all unpaid cash payments that would otherwise be paid to EMPLOYEE pursuant to this Section 5.1. If the Chief Executive Officer elects to grant the request for a lump sum severance payment, TOKOS shall make such payment to EMPLOYEE within 20 days following the date on which EMPLOYEE requests a lump sum severance payment or the effective date of such termination, whichever occurs earlier. In the event that the Chief Executive Officer elects to deny such request, TOKOS shall provide security, satisfactory to EMPLOYEE, which approval shall not be unreasonably withheld, to ensure payment of all amounts owing to EMPLOYEE when due. EMPLOYEE, shall be entitled, at no cost to EMPLOYEE to participate in the full executive program of any outplacement firm, acceptable to both EMPLOYEE and TOKOS, until EMPLOYEE's reemployment by another employer. In addition to the cost of such outplacement program, to the extent that any part of such cost constitutes income to EMPLOYEE for state or federal income tax purposes, TOKOS shall "gross-up" such amount to compensate EMPLOYEE for all taxes she may be required to pay. EMPLOYEE shall be entitled to all COBRA benefits for the 9 to 12 month period from the effective date of such termination but shall not otherwise continue to accrue retirement benefits or continue to enjoy any other benefits under any plans of TOKOS in which EMPLOYEE is a participant. Any awards granted to EMPLOYEE under Tokos' Incentive Stock





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Option Plan that are vested as of the date of termination shall expire 60 days after the termination date.

                 5.2 Severance Compensation for Termination by Reason of Incapacity. In the event EMPLOYEE's employment is terminated as a result of a Termination by Reason of Incapacity, EMPLOYEE's Base Salary (at the rate payable as of the effective date of the termination) shall be continued in semi-monthly installments for a period equal to 9 months plus 2 weeks for each year (or part thereof) of EMPLOYEE's employment by TOKOS up to a maximum of 12 months from the effective date of such termination. Notwithstanding anything in this Section 5.2 to the contrary, EMPLOYEE may, anytime following notification of a Termination by Reason of Incapacity, submit to the Chief Executive Officer a written request for a lump sum severance payment equal to the total of all unpaid cash payments that would otherwise be paid to EMPLOYEE pursuant to this Section 5.2, which request shall not be unreasonably denied. If the Chief Executive Officer elects to grant the request for a lump sum severance payment, TOKOS shall make such payment to EMPLOYEE within 20 days following the date on which EMPLOYEE requests a lump sum severance payment or the effective date of such termination, whichever occurs earlier. In the event that the Chief Executive Officer elects to deny such request, TOKOS shall provide security, satisfactory to EMPLOYEE, which approval shall not be unreasonably withheld, to ensure payment of all amounts owing to EMPLOYEE when due. EMPLOYEE shall continue to accrue retirement benefits and shall continue to enjoy any other benefits under any plans of TOKOS in which EMPLOYEE is a participant for the 9 to 12 month period from the effective date of the Termination except that any awards granted to EMPLOYEE under Tokos' Incentive Stock Option Plan shall cease to vest as of the termination date and EMPLOYEE's rights to exercise any awards vested as of the termination date shall be extended (but not beyond their original term) to the date of EMPLOYEE's re-employment with another employer or 60 days after the end of the 9 to 12 month period, whichever occurs first.

                 5.3 Severance Compensation for Termination by Reason of Death. In the event EMPLOYEE's employment is terminated as a result of EMPLOYEE's death, EMPLOYEE's Base Salary (at the rate payable as of the effective date of the termination) shall be continued in semi-monthly installments for a period of 3 months. TOKOS shall also continue to fund dental and medical coverage for EMPLOYEE's spouse and dependents for the 3 month period from the effective date of the termination. Any awards granted to the EMPLOYEE under Tokos' Incentive Stock Option Plan shall cease to vest as of the termination date and EMPLOYEE's rights to exercise any awards vested as of the termination date shall be extended (but not beyond their original term) to the date EMPLOYEE's estate is closed or 2 years from the date of her death, whichever occurs first.

                 5.4 Severance Compensation in the Event of a Termination Upon A Change In Control. In the event EMPLOYEE elects to terminate this Agreement as a result of a Termination Upon A Change In Control, EMPLOYEE's Base Salary (at the rate payable at the time of such termination) shall be continued in semi-monthly installments for a period of 18 months from the effective date of such termination. Notwithstanding anything in this Section
5.4 to the contrary, EMPLOYEE may, anytime following notification of a Termination Upon A Change In Control, submit to the Chief Executive Officer a written request for a lump sum severance payment equal to





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the total of all unpaid cash payments that would otherwise be paid to EMPLOYEE pursuant to this Section 5.4, which request shall not be unreasonably denied. If the Chief Executive Officer elects to grant the request for a lump sum severance payment, TOKOS shall make such payment to EMPLOYEE within 20 days following the date on which EMPLOYEE requests a lump sum severance payment or the effective date of such termination, whichever occurs earlier. In the event that the Chief Executive Officer elects to deny such request, TOKOS shall provide security, satisfactory to EMPLOYEE, which approval shall not be unreasonably withheld, to ensure payment of all amounts owing to EMPLOYEE when due. In addition to the severance payment payable under this Section 5.4, EMPLOYEE shall be paid an amount equal to 1.5 times the highest bonus earned by EMPLOYEE as an employee of TOKOS. EMPLOYEE shall also be entitled to accelerated vesting of any awards granted to EMPLOYEE under Tokos' Incentive Stock Option Plan with no acceleration, however, of EMPLOYEE's rights to exercise such awards. EMPLOYEE, shall be entitled, at no cost to EMPLOYEE, to participate in the full executive program of any outplacement firm, acceptable to both EMPLOYEE and TOKOS, until EMPLOYEE's reemployment by another employer. In addition to the cost of such outplacement program, to the extent that any part of such cost constitutes income to EMPLOYEE for state or federal income tax purposes, TOKOS shall "gross-up" such amount to compensate EMPLOYEE for all taxes she may be required to pay. EMPLOYEE shall continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans of TOKOS in which EMPLOYEE is a participant to the full extent of EMPLOYEE's rights under such plans, including any perquisites provided under this Agreement, for the 18 month period from the effective date of such termination; provided, however, that the benefits under any such plans of TOKOS (other than Tokos' Incentive Stock Option Plan) in which EMPLOYEE is a participant, including any such prerequisites, shall cease upon EMPLOYEE's re-employment by another employer.

                 5.5 Severance Compensation In The Event Of A Failure Of TOKOS To Renew This Agreement. In the event TOKOS fails or otherwise refuses for any reason (except pursuant to Section 3.1 hereof) to extend this Agreement beyond the Basic Term and any extensions thereof, EMPLOYEE's Base Salary (at the rate payable at the time of such termination) shall be continued in semi-monthly installments for a period of 18 months from the effective date of such termination. Notwithstanding anything in this Section 5.5 to the contrary, EMPLOYEE may, anytime following expiration of this Agreement, submit to the Chief Executive Officer a written request for a lump sum severance payment equal to the total of all unpaid cash payments that would otherwise be paid to EMPLOYEE pursuant to this Section 5.5. If the Chief Executive Officer elects to grant the request for a lump sum severance payment, TOKOS shall make such payment to EMPLOYEE within 20 days following the date on which EMPLOYEE requests a lump sum severance payment or the effective date of such termination, whichever occurs earlier. In the event that the Chief Executive Officer elects to deny such request, TOKOS shall provide security, satisfactory to EMPLOYEE, which approval shall not be unreasonably withheld, to ensure payment of all amounts owing to EMPLOYEE when due. In addition to the severance payment payable, under this Section 5.5, EMPLOYEE shall be paid an amount equal to 1.5 times the highest bonus earned by EMPLOYEE as an employee of TOKOS. EMPLOYEE shall also be entitled to accelerated vesting of any awards granted to EMPLOYEE under Tokos' Incentive Stock Option Plan with no acceleration, however, of EMPLOYEE's right to exercise any such awards. EMPLOYEE, shall be entitled, at no cost to EMPLOYEE to participate in the full executive program of any outplacement firm, acceptable to





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both EMPLOYEE and TOKOS, until EMPLOYEE's reemployment by another employer.  In addition to the cost of such outplacement program, to the extent that any part of such cost constitutes income to EMPLOYEE for state or federal income tax purposes, TOKOS shall "gross-up" such amount to compensate EMPLOYEE for all taxes she may be required to pay. EMPLOYEE shall continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans of TOKOS in which EMPLOYEE is a participant to the full extent of EMPLOYEE's rights under such plans, including any perquisites provided under this Agreement, for the 18 months from the effective date of such termination; provided, however, that the benefits under any such plans of TOKOS (other than Tokos' Incentive Stock
Option Plan) in which EMPLOYEE is a participant, including any such perquisites, shall cease upon EMPLOYEE's reemployment by another employer.

                 5.6 No Severance Compensation Upon Other Termination. In the event of an Actual Voluntary Termination or Termination For Cause, EMPLOYEE shall not be paid any severance compensation.

                 5.7 Limit on Aggregate Compensation Upon A Change In Control. Notwithstanding anything to the contrary in this Agreement, solely in the event of a Termination Upon A Change In Control pursuant to Section 3.5, the amount of severance compensation paid to EMPLOYEE under Sections 3 and 5 or otherwise shall not include any amount that TOKOS is prohibited from deducting for federal income tax purposes by virtue of Section 28OG of the Internal Revenue Code or any successor provision.

         6. Loans to TOKOS. Any loans which may, on the effective date of termination, be owed by EMPLOYEE to TOKOS, shall be due and payable 2 years after the effective date of termination or, if applicable, 1 year after EMPLOYEE becomes reemployed by another employer, whichever is sooner; provided, however, that the proceeds from the sale of any stock of TOKOS held by EMPLOYEE shall be applied first to pay taxes, if any, resulting from the sale of such stock; second to any reduction in EMPLOYEE's margin debt necessitated by the sale of such stock, which margin debt to the extent secured by stock in TOKOS shall not be increased by EMPLOYEE after the effective date of any termination of EMPLOYEE, without the consent of TOKOS; and then to repay any loans owed by EMPLOYEE to TOKOS. In order to be eligible for the deferred repayment of any loans owed by EMPLOYEE to TOKOS at the time of termination, EMPLOYEE shall, within thirty days of a request by TOKOS, provide TOKOS with security equal, in then current value, to 1 1/2 times the amount of such loan(s).

         7. Consulting Responsibilities. In addition to all other responsibilities of EMPLOYEE hereunder, in the event of a Termination of Agreement Upon a Change in Control, a Termination Other Than For Cause or an Actual Voluntary Termination, EMPLOYEE shall make himself available at the request of TOKOS, upon reasonable notice and at mutually convenient times and places as shall not unreasonably interfere with EMPLOYEE's other responsibilities, to assist TOKOS in preparing for, managing and conducting any litigation involving TOKOS (including by way of example and not as limitation, giving testimony), and to otherwise consult with TOKOS with respect to any matters consistent with her duties prior to termination; for which EMPLOYEE shall be compensated at the rate of $150.00 per hour for the first 100 hours and $300.00 per hour for each





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

additional hour; provided, however, in no event shall EMPLOYEE be obligated to provide any services to TOKOS after 18 months from the effective date of termination.

         8.      Protection of Company Assets and Dispute Resolution.

                 8.1 Non-Competition. During the term of this Agreement, including the period, if any, during which EMPLOYEE shall be entitled to severance compensation hereunder, EMPLOYEE shall not engage in any activity, business or transactions in competition with TOKOS. In furtherance of this prohibition, EMPLOYEE shall notify TOKOS, in written detail, of all business activity which, to the best of EMPLOYEE's knowledge, could be perceived by TOKOS as violating this provision. In the event that EMPLOYEE fails to provide such notice, TOKOS may avail itself of whatever remedies may exist, and EMPLOYEE hereby consents to TOKOS' obtaining injunctive relief. In the alternative event that EMPLOYEE provides such notice, TOKOS must, within 20 days of actual receipt of such notice, consent to EMPLOYEE's involvement in the business activity described, or notify EMPLOYEE, in written detail, of all reasons TOKOS believes the business activity described violates this provision. If TOKOS consents or fails to timely provide such written response, such failure shall constitute consent by TOKOS thereby, in either case, enabling EMPLOYEE to engage in such business activity to the extent described in EMPLOYEE's written notice to TOKOS. In no event, however, shall EMPLOYEE be relieved of responsibility to provide TOKOS with notice, in written detail, of any other business activity which EMPLOYEE, to the best of her knowledge, believes TOKOS would perceive to be violative of this provision. If EMPLOYEE challenges TOKOS' decision to not consent, EMPLOYEE shall, within 10 days of actual receipt of TOKOS' objections, so notify TOKOS in writing by providing TOKOS with her response, in detail, to TOKOS' objections, and both EMPLOYEE and TOKOS hereby agree that such dispute shall be finally settled by arbitration in accordance with Section 8.2 below.

                 8.2 Arbitration. TOKOS and EMPLOYEE agree that any controversy, claim or dispute of any kind arising out of or relating to this Agreement, the interpretation of this Agreement, EMPLOYEE's employment with TOKOS or the termination thereof, or the course of dealing by the parties hereunder (including any claim based on contract, tort or statute) whether for damages or for provisional or permanent equitable relief, shall be finally settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its then-existing commercial Arbitration rules ("Rules") in Irvine, California before an arbitrator who shall be a retired or former judge of the California Superior Court and who shall be selected from those former or retired judges affiliated with the Judicial Arbitration and Mediation Service ("JAMS") located in the City of Orange, California who are willing and able to comply with the time constraints and other procedures herein agreed to. The party initiating the claim shall obtain from JAMS a current list of available judges and shall immediately mail such list to the other party. Each party to the dispute shall have 10 days from the mailing date in which to cross off any names objected to, number the remaining names in order of preference, and return the list to the AAA. If either party fails to return the list within the time specified, all persons named therein shall be deemed acceptable. From among the persons who have been approved on both lists, and in accordance with the designated order of mutual preference, the AAA shall invite the acceptance of an arbitrator to serve. If the parties fail to agree on any of the persons named, or if acceptable arbitrators are unable to act, or if for any other reason the appointment cannot be made from the submitted lists, the AAA shall have the power to make the





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

appointment from among other California Superior Court judges who are willing and able to comply with the time constraints and other procedures herein agreed to. Both parties shall share equally the payment of the arbitrator's fee, though the arbitrator, in her or her sole discretion, may order the non-prevailing party to pay the prevailing party's share of the arbitrator's fee. Any controversy regarding whether a dispute is an arbitratable dispute hereunder shall be determined by the arbitrator. The designation of a situs or a governing law for this Agreement or arbitrations hereunder shall not be deemed an election to preclude application of the U.S. Arbitration Act, if it would be applicable. Judgment upon the award rendered by the arbitrator may be entered and enforced in any court having proper jurisdiction. At the request of either party, arbitration proceedings will be conducted in secrecy; in such case all documents, testimony and records will be received, heard and maintained by the arbitrator in secrecy under seal, available for inspection only by the parties and their respective attorneys and experts, who will agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy until such information becomes generally known.

It is the intention of both parties that any dispute arising in connection with this Agreement or EMPLOYEE's employment shall be resolved expeditiously. Therefore, all discovery must be completed and the hearing commenced within 30 days of the arbitrator's appointment. The award must be reasoned and must be issued within 30 days of commencement of the hearing and will not be subject to judicial review in whole or in part.

                 8.3 No Solicitation/Raiding of Employees. EMPLOYEE acknowledges and agrees that TOKOS has invested substantial time and effort in assembling its present staff. Accordingly, EMPLOYEE agrees and covenants that during the term of this Agreement, including the period, if any, during which EMPLOYEE shall be entitled to severance compensation hereunder, but in no event for a period less than one year after the termination of her employment with TOKOS, EMPLOYEE will not directly or indirectly, induce or solicit any employee to leave employment with TOKOS.

                 8.4 Confidential Information and Trade Secrets. EMPLOYEE acknowledges and agrees that in the course of employment with TOKOS, she has been granted access to and become acquainted with information of a confidential, proprietary or secret nature which is or may be either applicable to or related in any way to the present or future business of TOKOS. Such "confidential information" includes but is not limited to business strategies, financial results, pricing, marketing strategies, sales techniques, etc. EMPLOYEE acknowledges and agrees that such confidential information constitutes "trade secret" information within the meaning of the Uniform Trade Secret Act (California Civil Code section 3426 set seq.)" In addition to such confidential information, "trade secrets" include but are not limited to various devices, secret inventions, processes, compilation of information, records, specifications, etc. EMPLOYEE acknowledges and agrees that such confidential information and trade secrets have independent economic value, are not generally known to the public and/or other persons who can obtain economic value from the disclosure or use thereof, and that such confidential information and trade secrets have remained confidential due to the extraordinary precautions, safeguards and efforts of TOKOS and its employees to maintain the secrecy and confidential thereof. EMPLOYEE covenants and agrees not to disclose to any person, company or entity other than TOKOS any trade secrets, confidential or proprietary information,





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

directly or indirectly, or to use them in any way, for her own benefit or for the benefit of any other person or entity other than TOKOS, except as required in the course of employment with TOKOS. EMPLOYEE agrees to abide by the policies and procedures of TOKOS, as established from time-to-time, for the protection of trade secrets, confidential and proprietary information.

                 8.5 Conflicts of Interest. EMPLOYEE acknowledges and agrees that during the term of this Agreement, including the period, if any, during which EMPLOYEE shall be entitled to severance compensation hereunder, EMPLOYEE will not, without the prior written consent of the Chief Executive Officer of TOKOS, directly or indirectly engage in any employment, consulting, or other activity which would conflict with the business of TOKOS or the duties of EMPLOYEE.

                 8.6 Injunctive Relief. In the event of any breach of the provisions of this Agreement, TOKOS and EMPLOYEE respectively agree that an injunction may issue from any court of competent jurisdiction to enforce these provisions, including the terms of this paragraph. These provisions shall not in any way limit the right of either party to bring an action for other injunctive or other equitable relief and for damages occasioned by any breach of this Agreement by the other party.

                 8.7 Preservation of Company Property. EMPLOYEE acknowledges that from time-to-time in the course of employment with TOKOS, EMPLOYEE has had the opportunity to inspect and use certain property of TOKOS, both tangible and intangible, including but not limited to files, records, documents, drawings, specifications, lists, equipment, graphics, designs and similar items relating to the business of TOKOS. EMPLOYEE acknowledges and agrees that all such property, including but not limited to any and all copies thereof, whether prepared by EMPLOYEE or otherwise in the possession of EMPLOYEE, are and shall remain the exclusive property of TOKOS, that EMPLOYEE shall have no right or proprietary interest in such property, that EMPLOYEE will safeguard and return to TOKOS all such property, and that EMPLOYEE has not and will not take, remove, duplicate or otherwise remove any such property from the business premises of TOKOS at any time without the consent of the Chief Executive Officer.

                 8.8 No Solicitation of Customers. Because of the sensitive and unique nature of the business of TOKOS, EMPLOYEE acknowledges and agrees that the solicitation of a past, current or potential customer of TOKOS with whom EMPLOYEE has had a business contact on behalf of TOKOS of necessity requires the use of confidential information, and that the use and application of such confidential information by EMPLOYEE would be unfair and cause irreparable injury to TOKOS.

EMPLOYEE further acknowledges and agrees that the identity of the customers of TOKOS are not generally known to the public or the competitors of TOKOS and that EMPLOYEE has had access to the identity of such customers solely as a result of this employment with TOKOS. Therefore, EMPLOYEE covenants and agrees that during the term of this Agreement, including the period, if any, during which EMPLOYEE shall be entitled to severance compensation hereunder, but in no event for a period less than one year following the effective date of the termination of her employment with TOKOS, EMPLOYEE shall not, directly or indirectly, for himself or for any person, company or entity, attempt to divert, solicit or take away any business or patronage of any





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customer of TOKOS with whom EMPLOYEE has had business contact or about which
EMPLOYEE has had access to confidential information, and that EMPLOYEE also will not, directly or indirectly, for himself or any other person, company or employer, contact any such customer of TOKOS for the purpose of soliciting or diverting the business or patronage of any such customer.

                 8.9 Inventions. EMPLOYEE agrees to promptly disclose to TOKOS any and all inventions, discoveries, improvements, trade secrets, formulas, techniques and processes, whether or not patentable and whether or not reduced to practice, made or conceived by EMPLOYEE, either solely or in conjunction with others, during the period of her employment with the Company, which relate to or result from the actual anticipated business, work or research for TOKOS and which result, to any extent, from the use of the premises or property of TOKOS, or are suggested by any tasks assigned to EMPLOYEE or any work performed by EMPLOYEE for or on behalf of TOKOS. EMPLOYEE agrees to and hereby does grant and assign to TOKOS all rights which EMPLOYEE may have or acquire in any such invention. EMPLOYEE acknowledges and agrees that all such inventions shall be the sole property of TOKOS and EMPLOYEE hereby assigns to TOKOS her entire right, title and interest in and to such inventions; provided, however, that such assignment does not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, the provisions of which are incorporated herein by reference.

         9. Release. It is understood and agreed by and between EMPLOYEE and TOKOS that in consideration of each party entering into this Agreement, each party is hereby respectively discharging and releasing the other party from any and all claims which such party may have or may have had against the other relating, arising out of or in connection with EMPLOYEE's employment by TOKOS, including the termination of such employment as provided herein, other than for purposes of enforcement of this Agreement. In addition, by entering into this Agreement, each party is hereby waiving, as to the other party,
Section 1542 of the California Civil Code.

         10. Disclosure of Investments. Simultaneously with EMPLOYEE's execution of this Agreement and upon each anniversary of the Effective Date, EMPLOYEE shall notify the Chairman of the Compensation Committee of the nature and extent of EMPLOYEE's investments, stock holdings, employment as an employee, director, consultant, partner or any similar interest in any business or enterprise other than TOKOS; provided, however, that EMPLOYEE shall have no obligation to disclose any investment under $100,000 in current market value or any holdings of publicly traded securities which are not in excess of one percent of the outstanding class of such securities.

         11.     Miscellaneous.

                 11.1 Payment Obligations. TOKOS' obligation to pay EMPLOYEE the compensation and to make the arrangements provided herein shall be unconditional, and EMPLOYEE shall have no obligation whatsoever to mitigate damages hereunder. If litigation or arbitration is required after a Change in Control to enforce or interpret any provision contained herein, TOKOS, to the extent permitted by applicable law and TOKOS' Certificate of Incorporation and Bylaws, hereby indemnities EMPLOYEE for EMPLOYEE's reasonable attorneys' fees and disbursements incurred in such proceeding.





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


                 11.2 Waiver. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

                 11.3 Entire Agreement; Modifications. Except as otherwise provided herein, this Agreement represents the sole, entire and complete understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to EMPLOYEE from TOKOS. All modifications to the Agreement must be in writing and signed by both EMPLOYEE and TOKOS.

                 11.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 12 hours after transmission of a facsimile to the respective persons named below:

         If to TOKOS:             Robert F. Byrnes
                                  Chairman and Chief Executive Officer
                                  TOKOS MEDICAL CORPORATION (Delaware)
                                  1821 East Dyer Road
                                  Santa Ana, CA 92705

         If to EMPLOYEE:          Terry P. Bayer
                                  President
                                  TOKOS MEDICAL CORPORATION (California)
                                  1821 East Dyer Road
                                  Santa Ana, CA 92705

Any party may change such party's address for notices by notice duly given pursuant to this Section 11.4.

                 11.5 Headings. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

                 11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

                 11.7 Severability. Should any court of competent jurisdiction determine that any provision of this Agreement is illegal or unenforceable to any extent, such provision shall be enforced to the extent permissible and all other provisions of this Agreement shall continue to be enforceable to the extent possible.





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
                 11.8 Survival of TOKOS' Obligations. TOKOS' obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to TOKOS. This Agreement shall not be terminated by any merger or consolidation or other reorganization of TOKOS. In the event any such merger, consolidation or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon and inure to the benefit of the surviving or resulting TOKOS or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by TOKOS (except to an affiliate of TOKOS in which event TOKOS shall remain liable if the affiliate fails to meet any obligations to make payments or provide benefits or otherwise) or by EMPLOYEE.

                 11.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

                 11.10 Withholdings. All compensation and benefits payable to EMPLOYEE hereunder and shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

                 11.11 Indemnification. In addition to any rights to indemnification to which EMPLOYEE is entitled to under TOKOS' Certificate of Incorporation, Bylaws, any policy of insurance or other agreement, TOKOS shall indemnify EMPLOYEE at all times during and after the term of this Agreement to the maximum extent permitted under Section 145 of the General Corporation Law of the State of Delaware or any successor provision thereof and any other applicable state law, and shall pay EMPLOYEE's expenses in defending any civil or criminal action, suit, or proceeding brought by any third party against EMPLOYEE as a result of EMPLOYEE's relationship with TOKOS or against TOKOS in advance of the final disposition of such action, suit, or proceeding, to the maximum extent permitted under such applicable state laws. Unless otherwise provided herein, this indemnification shall not apply to and TOKOS shall not indemnify EMPLOYEE with respect to any disputes arising under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       TOKOS MEDICAL CORPORATION (DELAWARE)

                                       By: /s/ Robert F. Byrnes
                                           ------------------------------------
                                           Robert F. Byrnes
                                           Chief Executive Officer


                                       Signature:  /s/ Terry P. Bayer
                                                   ----------------------------
                                                   Terry P. Bayer
                                                   President





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